Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K. Unless the context otherwise requires, the “Company” refers to Opendoor Technologies, Inc. and its subsidiaries after the Closing, and Social Capital Hedosophia Holdings Corp. prior to the Closing.

Introduction

We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the recently completed Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of SCH and the historical balance sheet of Opendoor on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 combine the historical statements of operations of SCH and Opendoor for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

•	the merger of Merger Sub with and into Opendoor, with Opendoor surviving the merger as a wholly-owned subsidiary of SCH;

•	the issuance and sale of 60,005,000 shares of our common stock at $10.00 per share in the PIPE Investment; and

•	the conversion of all outstanding Opendoor shares, warrants, RSUs, Restricted Stock Awards and convertible debt, into Our common stock as well as shares underlying Opendoor Options that will roll over into the post-combination company totaling 500.0 million shares.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of SCH was derived from the unaudited and audited financial statements of SCH as of and for the nine months ended September 30, 2020, and for the period from October 18, 2019 to December 31, 2019, respectively, which are included in this Current Report. The historical financial information of Opendoor was derived from the unaudited and audited consolidated financial statements of Opendoor as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, respectively, which are included in this Current Report. This information should be read together with SCH’s and Opendoor’s unaudited and audited financial statements and related notes, the sections titled “SCH’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Opendoor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included in this Current Report.

The Business Combination was accounted for as a reverse recapitalization, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under the guidance in ASC 805, SCH was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Opendoor issuing stock for the net assets of SCH, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination are those of Opendoor.

Opendoor was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Opendoor stockholders have the largest voting interest in the post-combination company;

•	The board of directors of the post-combination company has seven members, and Opendoor has the ability to nominate the majority of the members of the board of directors;

•	Opendoor management holds executive management roles (including Chief Executive Officer, Chief Financial Officer, and Chief Technology Officer, among others) for the post-combination company and is responsible for the day-to-day operations;

•	The Company assumed the Opendoor name after the Business Combination; and

•	The intended strategy of the Company will continue Opendoor’s current strategy of being a leader in the real estate industry.

Description of the Business Combination

The aggregate consideration for the Business Combination was $5.0 billion based on the pre-money enterprise value of Opendoor, paid in the form of shares of Opendoor Technologies common stock.

The following summarizes the consideration:

(in thousands, except for share and per share amounts)
Shares transferred at Closing(1)	500,000,000
Value per share(2)	10.00
Total Share Consideration	$5,000,000

(1)	Excludes 3,980,000 shares subscribed for by the Opendoor PIPE Investors.

(2)	Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the day prior to the consummation of the Business Combination was $29.44. As the Merger Transaction was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

Holders of Opendoor common stock received shares of Opendoor Technologies common stock in an amount determined by application of the Exchange Ratio of 1.618, which was based on Opendoor’s implied price per share prior to the Business Combination.

The following assumes (i) (a) the vesting of all shares of Opendoor Technologies common stock received in respect of the Opendoor Technologies Restricted Shares, (b) the vesting and exercise of all Opendoor Technologies Options for shares of Opendoor Technologies common stock, (c) the vesting of all Opendoor Technologies RSU Awards and the issuance of shares of Opendoor Technologies common stock in respect thereof and (d) that Opendoor Technologies issues shares of Opendoor Technologies common stock as the Aggregate Merger Consideration pursuant to the Merger Agreement, which in the aggregate equals 500,000,000 shares of Opendoor Technologies common stock (assuming that all Opendoor Technologies Options are net-settled), and (ii) Opendoor Technologies issues 60,005,000 shares of Opendoor Technologies common stock to the PIPE Investors pursuant to the PIPE Investment.

	# New Entity Shares	%
Opendoor stockholders(1)	503,980,000	82.4%
SCH’s public shareholders	41,387,632	6.8%
Sponsor & related parties(2)	26,375,000	4.3%
Third Party PIPE Investors	40,000,000	6.5%
Pro Forma Common Stock at Closing	611,742,632	100.0%

(1)	Includes 409,534,718 shares issued to existing Opendoor common and preferred shareholders, 3,980,000 shares subscribed for by the Opendoor PIPE Investors, 21,460,400 shares issued to existing Opendoor Convertible Debt holders and 1,672,779 shares issued to Opendoor warrant holders. Also includes 67,332,103 shares of Opendoor common stock underlying options that are included as part of consideration. The shares underlying these options will not represent legally issued and outstanding shares of the Opendoor common stock and were not exercised and issued immediately upon the Closing. As such, the shares underlying these options will be excluded in the calculation of pro forma basic loss per share.

(2)	Includes 16,025,000 shares subscribed for by the Sponsor Related PIPE Investors and 200,000 shares held by the independent directors of SCH.

The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2020
(in thousands, except per share amounts)

	As of September 30, 2020							As of September 30, 2020
(in thousands)	Opendoor (Historical)	Social Capital (Historical)	Reclassification Adjustments (Note 2)	Conversion of Warrants		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$469,365	$—	$250	—		$414,042	B	$1,440,444
						600,050	C	—
						(14,490)	D	—
						(28,539)	E	—
						(110)	F	—
						(124)	K	—
Cash	—	250	(250)	—		—		—
Restricted cash	174,194	—	—	—				174,194
Prepaid expenses	—	384	(384)	—		—		—
Marketable securities	82,131	—	—	—		—		82,131
Mortgage loans held for sale pledged under agreements to repurchase	13,984	—	—	—		—		13,984
Escrow receivable	2,641	—	—	—		—		2,641
Real estate inventory, net	151,512	—	—	—		—		151,512
Other current assets	29,632	—	384	—		(8,022)	E	21,994
Total current assets	923,459	634	—	—		962,807		1,886,900
Cash and Marketable securities held in Trust Account	—	414,042	—	—		(414,042)	B	—
Property and equipment – Net	29,434	—	—	—		—		29,434
Right of use assets	51,842	—	—	—		—		51,842
Goodwill	30,945	—	—	—		—		30,945
Intangibles – Net	9,266	—	—	—		—		9,266
Other assets	4,221	—	—	—		—		4,221
TOTAL ASSETS	1,049,167	414,676	—	—		548,765		2,012,608
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable and other accrued liabilities	37,998	—	4,361	(6,440)	A	(12,134)	E	23,675
						(110)	F	—
Accrued expenses	—	4,361	(4,361)	—		—		—
Current portion of credit facilities and other secured borrowings	121,909	—	—	—		—		121,909
Interest payable	1,846	—	—	—		—		1,846
Lease liabilities, current portion	17,248	—	—	—		—		17,248
Promissory note – related party	—	1,138	—	—		(1,138)	E	—
Total current liabilities	179,001	5,499	—	(6,440)		(13,382)		164,678
Deferred underwriting fee payable		14,490	—			(14,490)	D	—
Credit facilities – net of current portion	149,035	—	—	—		—		149,035
Lease liabilities – net of current portion	48,182	—	—	—		—		48,182
Other liabilities	97	—	—	—		—		97
Total liabilities	376,315	19,989	—	(6,440)		(27,872)		361,992
TEMPORARY EQUITY:
Class A ordinary shares subject to possible redemption	—	389,686	—	—		(389,686)	G	—
Series A convertible preferred stock	9,763	—	—	—		(9,763)	H	—
Series B convertible preferred stock	20,049	—	—	—		(20,049)	H	—
Series C convertible preferred stock	80,519	—	—	—		(80,519)	H	—
Series D convertible preferred stock	257,951	—	—	—		(257,951)	H	—
Series E convertible preferred stock	1,013,220	—	—	—		(1,013,220)	H	—
Total temporary equity	1,381,502	389,686	—	—		(1,771,188)		—
Stockholders’ Equity (Deficit)
Preferred shares	—	—	—	—		—		—
Class A ordinary shares	—	—	—	—		—		—
Class B ordinary shares	—	1	—	—		(1)	I	—
Common Stock	—	—	—	—		6	C	61
						4	G	—
						1	I	—
						50	H	—
						—	K	—
Additional paid-in capital	280,657	11,342	—	6,440	A	600,044	C	2,639,862
						389,682	G	—
						(493)	J	—
						1,381,452	H	—
						(29,138)	E	—
						(124)	K	—
Accumulated other comprehensive income (loss)	144	—	—	—		—		144
Accumulated deficit	(989,451)	(6,342)	—	—		5,849	E	(989,451)
						493	J	—
Total stockholders’ equity (deficit)	(708,650)	5,001	—	6,440		2,347,825		1,650,616
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	1,049,167	414,676	—	—		548,765		2,012,608

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2020
(in thousands, except per share amounts)

	For the Nine Months Ended September 30, 2020				For the Nine Months Ended September 30, 2020
(in thousands, except per share data)	Opendoor (Historical)	Social Capital (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	2,334,235	—	—		2,334,235
Cost of revenue	2,152,803	—	—		2,152,803
Gross profit	181,432	—	—		181,432
Operating costs and expenses:
Formation and operating costs	—	(6,363)	5,849	AA	(514)
Sales, marketing and operations	(156,290)	—	—		(156,290)
General and administrative	(99,074)	—	—		(99,074)
Technology and development	(45,809)	—	—		(45,809)
Total operating costs and expenses	(301,173)	(6,363)	5,849		(301,687)
Net operating loss	(119,741)	(6,363)	5,849		(120,255)
Derivative and warrant fair value adjustment	(25,219)	—	1,902	BB	—
			23,317	CC	—
Interest expense	(57,393)	—	7,837	DD	(49,556)
Interest income	—	42	(42)	EE	—
Other income, net	3,619	—	—		3,619
Loss before income taxes	(198,734)	(6,321)	38,863		(166,192)
Income tax expense	(234)	—	—	FF	(234)
Net loss	(198,968)	(6,321)	38,863		(166,426)
Less net income attributable noncontrolling interest	—	—	—		—
Net loss	(198,968)	(6,321)	38,863		(166,426)

Weighted average shares outstanding of common stock – basic	53,110	10,112			544,411
Weighted average shares outstanding of common stock – diluted	53,110	10,112			544,411
Basic net income (loss) per share	$(3.75)	$(0.63)			$(0.31)
Diluted net income (loss) per share	$(3.75)	$(0.63)			$(0.31)

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2019
(in thousands, except per share amounts)

	For the Year ended December 31, 2019				For the Year ended December 31, 2019
(in thousands, except per share data)	Opendoor (Historical)	Social Capital (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	4,740,583	—	—		4,740,583
Cost of revenue	4,439,333	—	—		4,439,333
Gross profit	301,250	—	—		301,250
Operating costs and expenses:
Formation and operating costs	—	(22)	—		(22)
Sales, marketing and operations	(384,416)	—	—		(384,416)
General and administrative	(113,446)	—	—		(113,446)
Technology and development	(51,222)	—	—		(51,222)
Total operating costs and expenses	(549,084)	(22)	—		(549,106)
Net operating loss	(247,834)	(22)	—		(247,856)
Derivative and warrant fair value adjustment	6,243	—	(6,243)	BB	—
Interest expense	(109,728)	—	4,123	DD	(105,605)
Interest income	—	—	—		—
Other income, net	12,401	—	—		12,401
Loss before income taxes	(338,918)	(22)	(2,120)		(341,060)
Income tax expense	(252)	—	—	FF	(252)
Net loss	(339,170)	(22)	(2,120)		(341,312)
Less net income attributable noncontrolling interest	1,847	—	—		1,847
Net loss	(341,017)	(22)	(2,120)		(343,159)

Weighted average shares outstanding of common stock – basic	49,444	1			544,411
Weighted average shares outstanding of common stock – diluted	49,444	1			544,411
Basic net income (loss) per share	$(6.90)	$(21,631)			$(0.63)
Diluted net income (loss) per share	$(7.06)	$(21,631)			$(0.63)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, in accordance with GAAP. Under the guidance in ASC 805, SCH was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Opendoor issuing stock for the net assets of SCH, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Business Combination are those of Opendoor.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 reflects pro forma effect of the Business Combination as if it had been completed on January 1, 2019. These periods are presented on the basis of Opendoor as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	SCH’s unaudited condensed balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which is incorporated by reference;

•	Opendoor’s unaudited condensed consolidated balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	SCH’s unaudited condensed statement of operations for the nine months ended September 30, 2020 and the related notes, which is incorporated by reference; and

•	Opendoor’s unaudited condensed consolidated statement of operations for the nine months ended September 30, 2020 and the related notes, which is incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	SCH’s audited statement of operations for the period between October 18, 2019 (inception) and December 31, 2019 and the related notes, which is incorporated by reference; and

•	Opendoor’s audited consolidated statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the Closing are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SCH and Opendoor.

2.             Accounting Policies

Upon the Closing, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management had identified differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3.             Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. Opendoor and SCH have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Represents the Opendoor Warrant Settlement immediately prior to the Closing. The warrants were settled in exchange for shares of Opendoor Technologies common stock at Closing. To give effect to the Opendoor Warrant Settlement, the carrying amount of the Opendoor warrants of $6.4 million, all of which is classified as current on Opendoor’s historical balance sheet, was reclassified to shareholders equity.

(B)	Reflects the reclassification of $414.0 million of cash and cash equivalents held in the trust account at the balance sheet date that becomes available to fund expenses in connection with the Business Combination or future cash needs of post-combination company.

(C)	Represents the net proceeds from the private placement of 60,005,000 shares of our common stock at $10.00 per share pursuant to the PIPE Investment.

(D)	Reflects the payment of $14.5 million of deferred underwriters’ fees. The fees were paid at Closing out of the monies in the trust account.

(E)	Represents transaction costs totaling $29.1 million (all of which is expected to be classified as equity issuance costs). Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Opendoor
Amounts previously capitalized and paid	140
Amounts previously capitalized and not paid	7,882
Amounts expected as part of the Transaction	12,757
Subtotal	20,779
SCH
Amounts previously incurred and paid	459
Amounts previously incurred but not paid	5,390
Amounts expected as part of the Transaction	2,510
Subtotal	8,359
Grand Total	29,138

(F)	Reflects the settlement of SCH’s historical liabilities that were settled prior to the Closing and thus will not be part of the post-combination company.

(G)	Reflects the reclassification of approximately $389.7 million of SCH Class A ordinary shares previously subject to possible redemption to permanent equity.

(H)	Represents recapitalization of Opendoor equity and issuance of 500.0 million of Opendoor Technologies’s common stock to Opendoor equity holders as consideration for the reverse recapitalization.

(I)	Reflects the conversion of SCH Class B ordinary shares held by the initial stockholders to SCH Class A ordinary shares. Pursuant to the terms of the Cayman Constitutional Documents, all SCH Class B ordinary shares outstanding prior to the Domestication were converted into shares of SCH Class A ordinary shares at the Closing. All of the SCH Class B ordinary shares converted into SCH Class A ordinary shares are no longer outstanding and have ceased to exist, and each holder of such SCH Class B ordinary shares has ceased to have any rights with respect to such securities.

(J)	Reflects the reclassification of SCH’s historical retained earnings.

(K)	Reflects the redemption of 12,368 public shares for aggregate redemption payments of $0.1 million allocated to Class A Common Stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of approximately $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Elimination of non-recurring transaction expenses incurred in connection with the Business Combination

(BB)	Elimination of the change in fair value of the warrant liability in the Opendoor warrants that converted immediately prior to the Closing.

(CC)	Elimination of the change in fair value of the Convertible Notes that converted into the right to receive common stock immediately prior to the Closing.

(DD)	Elimination of the interest expense associated with the Convertible Notes that converted into the right to receive common stock immediately prior to the Closing.

(EE)	Elimination of interest income on the trust account.

(FF)	Does not reflect an adjustment to income tax expense as a result of the pro forma adjustments as Opendoor has historically been in a net loss position and has therefore recorded no income tax expense.

4.             Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Holders of Opendoor common stock received shares of Opendoor Technologies common stock in an amount determined by application of the Exchange Ratio.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions by SCH’s public stockholders of shares of SCH Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the trust account for the nine months ended September 30, 2020 and for the year ended December 31, 2019:

(in thousands, except per share data)	For the Nine Months Ended September 30, 2020	For the Year ended December 31, 2019
Pro forma net loss	(166,426)	(343,159)
Weighted average shares outstanding of common stock(1)	544,411	544,411
Net loss per share (Basic and Diluted) attributable to common stockholders(1)(2)	$(0.31)	$(0.63)

(1)	Excludes approximately 67,332,103 shares of Opendoor common stock underlying options as of December 15, 2020 that are included as part of consideration. The shares underlying these options do not represent legally issued and outstanding shares of Opendoor common stock and were not exercised and issued immediately upon the Closing. As such, the shares underlying these and options will be excluded in the calculation of pro forma loss per share.

(2)	For the purposes of applying the treasury stock method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the initial public offering and the private placement are exchanged to Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.